WORLDCOM NETWORK SERVICES, INC.

                    TELECOMMUNICATIONS SERVICES AGREEMENT
                             (Switched Services)

     This Telecommunications Service Agreement (the "TSA") is entered into as of the 1st day of October, 1999 by and between WORLDCOM NETWORK SERVICES, INC., a Delaware corporation, with its principal office at 6929 North Lakewood Avenue, Tulsa, Oklahoma 74117 ("MCI WorldCom") and Cybertel Communications Corp, a Nevada corporation, with its principal office at 4275 Executive Square, Suite 510, San Diego, CA 92037 ("Customer").

     In consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Switched Services; Other Documents; Start of Service.

     (A) Services. MCI WorldCom agrees to provide and Customer agrees to accept and pay for switched telecommunications services and other associated services (collectively the "Switched Services") as further described in the "Attachments" attached hereto and incorporated herein by reference, which describe the particular services, rates, specific terms and other information necessary or appropriate for MCI WorldCom to provide the Switched Services to Customer. The Switched Services provided by MCI WorldCom are subject to (i) the terms and conditions contained in this TSA and the Program Enrollment Terms (the "PET") which is attached hereto and incorporated herein by reference, (ii) the rates and discounts and other applicable terms set forth in Attachment(s) attached hereto from time to time and incorporated herein by reference, and (iii) each Service Request (described below) which is accepted hereunder. The PET, as subscribed to by the parties, shall set forth the Effective Date, the Service Term, Customer's minimum monthly commitment, if any, and other information necessary to provide the Switched Services under this TSA. In the event of a conflict between the terms of this TSA, the PET, the Attachments and the Service Request(s), the following order of precedence will prevail: (1) the PET, (2) the Attachments, (3) this TSA, and (4) Service Request(s). This TSA, the PET, and the applicable Attachments are sometimes collectively referred to as the "Agreement".

     (B) Service Requests. Customer's requests to initiate or cancel Switched Services shall be described in an appropriate MCI WorldCom Request("Service Request"). A Service Request may consist of machine readable tapes, facsimiles or other means approved by MCI WorldCom. Further, Service Requests shall specify all reasonable information, as determined by MCI WorldCom, necessary or appropriate for MCI WorldCom to provide the Switched Service(s) in question, which shall include without limitation, the type, quantity and end point(s) (when necessary) of circuits comprising a Service Interconnection as described in the applicable Service Schedules, or automatic number identification ("NI") information relevant to the Switched Service(s), the "Requested Service Date", and charges, if any, relevant to the Switched Services described in the Service Request.

     (C) Start of Service. MCI WorldCom's obligation to provide and Customer's obligation to accept and pay for non-usage sensitive charges

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     for Switched Services shall be binding to the extent provided for in this
     Agreement upon the submission of an acceptable Service Request to MCI WorldCom by Customer. Customer's obligation to pay for usage sensitive charges for Switched Services shall commence with respect to any Switched Service as of the date the Switched Service in question is made available to and used by Customer ("Start of Service"), but in no event later than "Requested Service Date" if such Switched Service is available for
    Customer's use as of such Requested Service Date. Start of Service for particular Services shall be further described in the Attachment(s) relevant to the Switched Services in question.

2.  Cancellation.

     (A) Cancellation Charge. At any time after the Effective Date, Customer may cancel this Agreement if Customer provides written notification thereof to MCI WorldCom not less than thirty (30 days prior to the effective date of cancellation. In such case (or in the event MCI WorldCom terminates this Agreement as provided in Section 7), Customer shall pay to MCI WorldCom all charges for Services provided through the effective date of such cancellation plus a cancellation charge (the "Cancellation Charge") equal to one hundred percent (100%) of the Customer's commitment(s), if any, (as described in the PET) that would have become due for the unexpired portion of the Service Term.

     (B) Liquidated Damages. It is agreed that MCI WorldCom's damages in the event Customer cancels this Agreement shall be difficult or impossible to ascertain. The provision for a Cancellation Charge in Subsection 2(A) above is intended, therefore, to establish liquidated damages in the event of a cancellation and is not intended as a penalty.

     (C) Cancellation Without Charge. Notwithstanding anything to the contrary contained in Subsection 2(A) above, Customer may cancel this Agreement, as provided below, without incurring any cancellation charge (other than payment for Services provided by MCI WorldCom up through the effective date of cancellation) if (i) MCI WorldCom fails to provide a network as warranted in Section 8 below; (ii) MCI WorldCom fails to deliver call detail records promptly based on the frequency selected by Customer (i.e., monthly, weekly or daily); or (iii) MCI WorldCom fails to submit ANI(s) relevant to Customer's Service Requests to the applicable local exchange companies ("LECs"0 within the time period described in applicable Attachment(s). Provided, however, Customer must give MCI WorldCom written notice of any such default and an opportunity to cure such default within five (5) days of the notice. In the event MCI WorldCom fails to cure any such default within five-day period on more than three (3) occasions within any six (6) month period, customer may cancel this Agreement without incurring any cancellation charge.

3.  Customer's End Users.

     (A) End Users. Customer will obtain, and upon MCI WorldCom's request provide MCI WorldCom (within two (2) business days of the date of the request), a written Letter of Agency ("LOA") acceptable to MCI WorldCom (or with any other means if approved by the Federal Communications Commission ("FCC"), the applicable public utility commission ("PUC") and the applicable LEC), for each ANI indicating the consent of such end user of Customer ("End User") to be served by Customer and transferred (by way of change of such End User's designated presubscribed interexchange carrier (PIC)) to the MCI WorldCom network prior to submitting a Service Request to MCI WorldCom. Each LOA will provide, among other things, that the End User has consented to the transfer being performed by Customer or Customer's designee. When applicable, Customer will be responsible for notifying its End Users, in writing (or by


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     any other means if approved by the FCC, the applicable PUC and the applicable LEC) that (i) a transfer charge will be reflected on their LEC bill for effecting a change in their PIC, (ii) the entity name under which their interstate, intrastate, local and/or operator services will be billed (if different from Customer), and (iii) the "primary" telephone number(s) to be used for maintenance and questions concerning their telecommunications services and/or billing. Customer agrees to send MCI WorldCom a copy of the documentation Customer uses to satisfy the above requirements for Customer's confirming orders and/or for notifying End Users regarding the transfer charge at any time in order to conform with applicable FCC and state regulations, including without limitation, the regulations established by the FCC with respect to verification of orders for long distance service generated by telemarketing as promulgated in 47 C.F.R., Part 64, Subpart K, Section 64.1100 or any successor regulation(s).

     (B) Transfer Charges/Disputed Transfers. Customer agrees that it is responsible for (i) all charges incurred by MCI WorldCom to change the PIC of End Users to the MCI WorldCom network, (ii) all charges incurred by MCI WorldCom to change End Users back to their previous PIC arising from disputed transfers to the MCI WorldCom network plus, at MCI WorldCom's option, an administrative charge equal to twenty percent(20%) of such charges, and (iii) any other damages or costs suffered by or awards against MCI WorlCom resulting from disputed transfers.

     (C) Excluded ANIs. Customer agrees to provide all ANIs to be carried on the MCI WorldCom network prior to the provisioning of such ANIs with the LECs. MCI WorldCom has the right to reject any ANI supplied by Customer for any of the following reasons: (i) MCI WorldCom is not authorized to provide or does not proved long distance services in the particular jurisdiction in which the ANI is located, (ii) a particular ANI submitted by Customer is not in proper form, (iii) Customer is not certified to provide ling distance services in the jurisdiction in which the ANI is located, (iv) Customer is in material default of this Agreement, (v) Customer fails to cooperate with MCI WorldCom in implementing reasonable verification processes determined by MCI WorldCom to be necessary or appropriate in the conduct of business, (vi) such ANI is rejected by a LEC (e.g., "PIC freezes"),j or (vii) any other circumstance reasonably determined by MCI WorldCom which could adversely affect MCI WorldCom's performance under this Agreement or MCI WorldCom's general ability to transfer its other customers or other end users to the MCI Worldcom network, including without limitation, MCI WorldCom's ability to electronically effect PIC changes with the LECs. In the event MCI WorldCom rejects an ANI, MCI WorldCom will notify Customer of its decision specifically describing the rejected ANI and the reason(s) for rejecting that ANI, and will not incur any further liability under this Agreement with regard to that ANI. Further, any ANI previously requested by Customer for Switched Services may be deactivated by MCI WorldCom if no Switched Services billings relevant thereto are generated in any three
     (3) consecutive calendar month/billing periods. MCI WorldCom will be under no obligation to accept ANIs submitted by Customer within the last full calendar month period preceding the scheduled expiration of the Service Term.

     (D) Records. Customer will maintain documents and records ("Records") supporting Customer's re-sale of Switched Services, including, but not limited to, appropriate and valid documentation of each subscribing End User's authorization to Customer to act as the End User's PIC for a period of not less than twelve (12) months or such longer period as may be required by applicable law, rule or regulation. Customer shall

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     indemnify MCI WorldCom for any and all costs, charges or expenses incurred by MCI WorldCom arising from disputed PIC selections involving Switched Services to be provided to Customer.

     (E) Customer Service. Customer will be solely responsible for billing its End Users and providing such End Users with customer service. Customer agrees to notify MCI WorldCom as soon as reasonably possible in the event an End User notifies Customer of problems associated with the Switched Services, including without limitation, excess noise, echo, or loss of service.

4.  Customer's Responsibilities.

     (A) Expedite Charges. In the event Customer requests expedited services and/or changes to Service Requests and MCI WorlCom agrees to such request, MCI WorldCom will pass through the charges assessed by any supplying parteies( e.g., local access providers) for such expedited charges and/or changes to Service Requests involved at the same rate to Customer. MCI WorldCom may further condition its performance of such request upon Customer's payment of such additional charges to MCI worldCom.

     (B) Fraudulent Calls. Customer shall indemnify and hold MCI WorldCom harmless from any and all costs, expenses, damages, claims or actions arising from fraudulent calls of any nature which may comprise a portion of the Switched Services to the extent that the party claiming the call(s) in question to be fraudulent is (or had been at the time of the call) an End User of such Switched Services through Customer or an end user of the Switched Services through Customer's distribution channels. Customer shall not be excused from paying MCI WorldCom for Switched Services provided to Customer or any portion thereof on the basis that fraudulent calls comprised a corresponding portion of the Switched Services. In the event MCI WorldCom discovers fraudulent calls being made (or reasonable believes fraudulent calls from taking place, including without limitation, denying Switched Services to particular ANIs or terminating Switched Services to or from specific locations. Provided, however, noting contained herein will impose any obligation on MCI WorldCom to take any action with respect to fraudulent calls.

5.  Charges and Payment Terms.

     (A) Payment. MCI WorldCom billings for Switched Services hereunder are made on a monthly basis (or such other basis as may be mutually agreed to by the parties) following Start of Service. Subject to Subsection 5(C) below, Switched Services shall be billed at the rates set forth in the applicable Attachment(s). Customer will pay all undisputed charges relative to each MCI WorldCom invoice for Switched Services within thirty
     (30) days of the invoice date set forth on each MCI WorldCom invoice to Customer ("Due Date"). If payment is not received by MCI WorldCom on or before the Due Date, Customer shall also pay a late fee in the amount of the lesser of one and one-half percent (1 1/2 %) of the unpaid balance of the charges for Switched Services rendered per month or partial month that such payment is late, or the maximum lawful rate under applicable state law.

     (B) Taxes. Customer acknowledges and understands that MCI WorldCom computes all charges herein exclusive of any applicable federal, state or

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     local use, excise, gross receipts, sales and privilege taxes, duties, fees or similar liabilities (other than general income or property taxes), whether charged to or against MCI WorldCom or Customer because of the Switched Services furnished to Customer ("Additional Charges"). Customer shall pay such Additional Charges in addition to all other charges provided for herein. Customer will not be liable for certain Additional Charges if Customer provides MCI WorldCom with an appropriate exemption certificate.

     (C) Modification of Charges. MCI WorldCom reserves the right to eliminate particular Switched Services and/or modify charges for particular Switched Services (which charge modifications shall not exceed then0current generally available MCI WorldCom charges for comparable services), upon not less than sixty (60) days prior notice to customer, which notice will state the effective date for the charge modification. In the event MCI WorldCom notifies Customer of the elimination of a particular Switched Service and/or an increase in the charges, Customer may terminate this Agreement without incurring a cancellation charge (other than payment for Services provided by MCI WorldCom up through the effective date of cancellation) only with respect to the Switched Service(s), Customer must notify MCI WorldCom, in writing, at least thirty (30 days prior to the effective date of the increase in charges. In the event Customer cancels its subscription to a particular Switched Service as described in this Subsection 5(C), MCI WorldCom and Customer agree to negotiate in good faith concerning Customer's minimum monthly commitment, if any, described in the PET.

     (D) Billing Disputes. Notwithstanding the foregoing, amounts reasonably disputed by Customer (along with late fees attributed to such amounts) shall apply but shall not be due and payable for a period of sixty (60 days following the Due Date therefor, provided Customer: (i) pays all undisputed charges on or before the Due Date, (ii) presents a written statement and supporting documentation of any billing discrepancies to MCI WorldCom in reasonable detail on or before the Due Date of the invoice in question, and (iii) negotiates in good faith with MCI WorldCom for the purpose of resolving such dispute within said sixty (60 day period. In the event such dispute is mutually agreed upon and resolved in favor of MCI WorldCom, Customer agrees to pay MCI WorldCom the disputed amounts together with any applicable late fees within ten (10) days of the resolution (the "Alternate Due Date"). In the event such dispute is mutually agreed upon and resolved in favor of Customer, Customer will receive a credit for the dispute within such sixty (60) day period (unless MCI WorldCom has agreed in writing to extend such period) all disputed amounts together with late fees shall become due and payable, and this provision shall not be construed to prevent Customer from pursuing any available legal remedies. MCI WorldCom shall not be obligated to consider any Customer notice of billing discrepancies which are received by MCI WorldCom more than sixty (60) days following the Due Date of the Invoice in question.

6.  Credit; Creditworhiness:

     (A) Credit. Customer's execution of this Agreement signifies customer's acceptance of MCI WorldCom's initial and continuing credit approval procedures and policies. MCI WorldCom reserves the right to withhold initiation or full implementation of any or all Switched Services under this Agreement pending MCI WorldCom's initial satisfactory credit review and approval thereof which may be conditioned upon terms specified by MCI WorldCom, including, but not limited to, security for payments due hereunder in the form of a cash deposit or other means. MCI WorldCom reserves the right to modify its requirements, if any, with respect to any security interest MCI WorldCom may have, to
     (i) disconnect all or any portion the Switched Services being provided hereunder and/or terminate this Agreement; (ii) withhold billing information from Customer; and/or (iii) contact the End Users (for Whom calls are originated and terminated solely over facilities comprising the MCI WorldCom network) directly and bill such End Users directly until such time as MCI WorldCom has been paid in full for the amount owed by Customer. If Customer fails to make payment by the date stated in the Suspension Notice and MCI WorldCom, after giving Customer five (5) days prior written notice, terminates this Agreement as provided in this
     Section 7, such termination shall not relieve Customer for payment of the Cancellation Charge as described in Section 2 above.

8. Warranty. MCI WorldCom will use reasonable efforts under the circumstances to maintain it overall network quality. The quality of Switched Services provided hereunder shall be consistent with telecommunications common carrier industry standards, government regulations and sound business practices. MCI WORLDCOM MAKES NO OTHER WARRANTIES ABOUT THE SWITCHED SERVICES PROVIDED HEREUNDER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.

9.  Liability; General Indemnity; Reimbursement.

     (A) Limited Liability. IN NO EVENT WILL EITHER PARTY HERETO BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE, LOSS OF CUSTOMERS OR CLIENTS, LOSS OF GOODWILL OR LOSS OF PROFITS ARISING IN ANY MANNER FROM THIS AGREEMENT AND THE PERFORMANCE OR NONPERFORMANCE OF OBLIGATIONS HEREUNDER.

     (B) General Indemnity. In the event parties other than Customer (e.g., Customer's End Users) shall have use of the Switched Service through Customer agrees to forever indemnify and hold MCI WorldCom, its affiliated companies and any third-party provider or operator of facilities employed in provision of the Switched Services harmless from and against any and all claims, demands, suits, actions, losses, damages, assessments or payments which those parties may assert arising out of or relating to any defect in the Switched Services or MCI WorldCom's provision or nonprovision of Switched Services under this Agreement.

     (C) Reimbursement. Customer agrees to reimburse MCI WorldCom for all reasonable costs and expenses incurred by MCI WorldCom due to MCI WorldCom's direct participation (either as a party or witness) in any administrative, regulatory or criminal proceeding concerning Customer if MCI WorldCom's involvement in said proceeding is based solely on MCI WorldCom's provision of Switched Services to Customer.

10. Force Majeure. If MCI WorldCom's performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with causes beyond its reasonable control including, but not limited to, acts of God, fire, explosion, vandalism, cable cut, storm or other similar occurrence, any law, order, regulation, direction, action or request of the United States government, or state or local governments, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more such governments, or of any civil or military authority, or by other instrumentality of any on one more such governments, or of any civil or military authority, or by national emergency, insurrection, riot, war, strike, lockout or work stoppage or other labor difficulties, or supplier failure, shortage, breach or delay, then MCI WorldCom shall be excused from such performance on day-to-day basis to the extent of such restriction or

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interference.  MCI WorldCom shall use reasonable efforts under the circumstances to avoid or remove such causes of nonperformance and shall proceed to perform with reasonable dispatch whenever such causes are removed or cease.

11. State Certification. Customer warrants that in all jurisdictions in which it provides long distance services that require certification, it has obtained the necessary certification from the appropriate governmental authority and, if requested by MCI WorldCom, agrees to provide proof of such certification acceptable to MCI WorldCom. In the event Customer is prohibited, either on a temporary or permanent basis, from continuing to conduct its telecommunications operations in a given jurisdiction, Customer shall (i) immediately notify MCI WorldCom by facsimile, (ii) send written notice to MCI WorldCom within twenty-four (24) hours of such prohibition, and (iii) take immediate steps to suspend or discontinue its use of Switched Services in such jurisdiction.

12. Interstate/lntrastate Service. Except with respect to Switched Services specifically designated as intrastate Services or international Services, the rates provided to Customer in the applicable Attachments are applicable only to Switched Services if such Switched Services are used for carrying interstate telecommunications (i.e., Switched Services subject to FCC jurisdiction). MCI WorldCom shall not be obligated to provide Switched Services with end points within a single state or Switched Services which originate/terminate at points both of which are situated within a single state. In those states where MCI WorldCom is authorized to provide intrastate service (i.e., telecommunications transmission services subject to the jurisdiction of state regulatory authorities), MCI WorldCom will, at its option, provide intrastate Switched Services pursuant to applicable state laws, regulations and applicable tariff, if any, filed by MCI WorldCom with state regulatory authorities as required by applicable law.

13. Authorized Use of MCI WorldCom Name. Press Releases. Without MCI WorldCom's prior written consent, Customer shall not (i) refer to itself as an authorized representative of MCI WorldCom whenever it refers to the Switched Services in promotional, advertising or other materials, or (ii) use MCI WorldCom's logos, trade marks, service marks, or any variations thereof in any of its promotional, advertising or other materials. Additionally, Customer shall provide to MCI WorldCom for its prior review and written approval, all promotions, advertising or other materials or activity using or displaying MCI WorldCom's name or the Services to be provided by MCI WorldCom. In the event MCI WorldCom fails to provide its approval such promotion, advertising or other materials shall be deemed not approved. Customer agrees to change or correct, at Customer's expense, any such material or activity which MCI WorldCom, in its sole judgment, determines to be inaccurate, misleading or otherwise objectionable for any reason. Customer is explicitly authorized to only use the following statements in its sales literature or if in response to an inquiry by Customer's End User. (i) "Customer utilizes the MCI WorldCom network", (ii) "Customer utilizes MCI WorldCom's facilities", (iii) "MCI WorldCom provides only the network facilities", and (iv) "MCI WorldCom is our network services provider". Except as specifically provided in this Section 13, the parties further agree that any press release, advertisement or publication generated by a party regarding this Agreement, the Services provided hereunder or in which a party desires to mention the name of the other party or the other party's parent or affiliated company(ies), will be submitted to the non-publishing party for its written approval prior to publication.

14. Notices. Notices under this Agreement shall be in writing and delivered to the person identified below at the offices of the parties as they appear below or as otherwise provided for by proper notice hereunder. Customer shall notify MCI WorldCom in writing if Customer's billing addresses different than the address shown below. The effective date for any notice under this Agreement shall be the date of actual receipt of such notice by the appropriate party, notwithstanding the date of mailing or transmittal via hand delivery or facsimile.

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If to MCI WorldCom:              WorldCom Network Services, Inc.
                                 6929 North Lakewood A venue
                                 Tulsa, Oklahoma 74117
                                 Attn: Wholesale Services


If to Customer:                  Cybertel Communications Corp.
                                 4275 Executive Square, Suite 510
                                 San Diego, CA 92037
                                 Attn: Jim Boring
                                 Telephone No: 858-646-7415
                                 Fax No: 858-646-7414

15. No-Waiver. No term or provision of this Agreement shall be deemed waived and no breach or default shall be deemed excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. A consent to waiver of or excuse for a breach or default by either party, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any different or subsequent breach or default.

16. Partial invalidity: Government Action.

     (A) Partial Invalidity If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, rule or regulation, that part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of that provision or the remaining provisions of this Agreement. In such event, Customer and MCI WorldCom will negotiate in good faith with respect to any such invalid or unenforceable part to the extent necessary to render such part valid and enforceable.

     (B) Government Action Upon thirty (30) days prior notice, either party shall have the right, without liability to the other, to cancel an affected portion of the Switched Service if any material rate or term contained in this Agreement and relevant to the affected Switched Service is substantially changed (to the detriment of the terminating party) or found to be unlawful or the relationship between the parties hereunder is found to be unlawful by order of the highest court of competent jurisdiction to which the matter is appealed, the FCC, or other local, state or federal government authority of c competent jurisdiction. Provided, the 30-day notice required hereunder may be shortened as necessary if such order goes into effect prior to thirty (30) days.

17. Exclusive Remedies. Except as otherwise specifically provided for herein, the remedies set forth in this Agreement comprise the exclusive remedies available to either party at law or in equity.

18. Use of Service. Upon MCI WorldCom's acceptance of a Service Request hereunder, MCIWorldCom will provide the Switched Services specified therein to Customer upon condition that such Switched Services shall not be used for any unlawful purpose. The provision of Switched Services is not intended to and will not create a partnership or joint venture between the parties or result in a joint communications service offering to any third parties, and MCI WorldCom and Customer agree that this Agreement, to the extent it is subject to FCC regulation, is an inter-carrier agreement which is not

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subject to the filing requirements of Section 211(a) of the Communications Act of 1934 (47 U.S.C. Section 211(a)) as implemented in 47 C.F.R. Section 43.51.

 19. Choice of Law: Forum.

     (A) Law This Agreement shall be construed under the laws of the State of Oklahoma with out regard to choice of law principles.

     (B) Forum Any legal action or proceeding with respect to this Agreement may be brought in the Courts of the State of Oklahoma in and for the County of Tulsa or the United States of America for the Northern District of Oklahoma. By execution of this Customer and MCI WorldCom hereby submit to such jurisdiction, hereby expressly waiving whatever rights may correspond to either of them by reason of their present or future domicile. In furtherance of the foregoing, Customer and MCI WorldCom hereby agree to service by U.S. Mail at the notice addresses referenced in Section 14. Such service shall be deemed effective upon the earlier of actual receipt or seven (7) days following the date of posting.

20.  Proprietarv Information.

     (A) Confidential Information. The parties understand and agree that the terms and conditions of this Agreement (but not the existence thereof), all documents referenced herein (including invoices to Customer for Switched Services provided hereunder), communications between the parties regarding this Agreement or the Switched Services to be provided hereunder (including price quotes to Customer for any services proposed to be provided or actually provided hereunder), as well as such information relevant to any other agreement between the parties (collectively "Confidential Information"), are confidential as between Customer and MCI WorldCom.

     (B) Limited Disclosure. A party shall not disclose Confidential Information (unless subject to discovery or disclosure pursuant to legal process), to any other party other than the directors, officers, and employees of a party or a party's agents including their respective attorneys, consultants, brokers, lenders, insurance carriers or bona fide prospective purchasers who have specificallv agreed in writing to nondisclosure of the terms and conditions hereof. Any disclosure hereof required by legal process shall only be made after providing the non-disclosing party with notice thereof in order to permit the non-disclosing party to seek an appropriate protective order or exemption. Violation by a party or its agents of the foregoing provisions shall entitle the non-disclosing party, at its option, to obtain injunctive relief without a showing of irreparable harm or injury and without bond.

     (C) Survival of Confidentiality. The provisions of this Section 20 will be effective as of the date of this Agreement and remain in full force and effect for a period which will be the longer of (i) one (1) year following the date of this Agreement, or (ii) one (1) year from the termination or expiration of all Services hereunder.

21. Successors and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns, provided, however, that Customer of the parties shall not assign or transfer its rights or obligations under this Agreement without the prior written consent of MCI WorldCom, which consent shall not be unreasonably withheld or delayed, and further provided that any assignment or transfer without such consent shall be void.

22. General.

     (A) Survival of Terms The terms and provisions contained in this Agreement that by their sense and context are intended to survive the performance thereof by the parties hereto shall so survive the completion of performance and termination of this Agreement, including, without limitation, provisions for indemnification and the making of any and all payments due hereunder.

     (B) Headings. Descriptive headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     (C) Industry Terms. Words having well-known technical or trade meanings shall be so construed, and all listings of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

     (D) Rule of Construction. No rule of construction requiring interpretation against the drafting party hereof shall apply. In the interpretation of this Agreement.

23. Entire Agreement. This Agreement consists of (i) all the terms and conditions contained herein, and (ii) all documents incorporated herein specifically by reference. This Agreement constitutes the complete and exclusive statement of the understandings between the parties and supersedes all prior and contemporaneous proposals and agreements (oral or written) between the parties relating to the Switched Services provided hereunder. No subsequent agreement between the parties concerning the Switched Services (including further Attachments) shall be effective or binding unless it is made in writing and signed by Customer and MCI WorldCom.

     IN WITNESS WHEREOF, the parties have executed this Telecommunications Services Agreement (Switched Services) as of the dates set forth below which Agreement will be effective as described in the PET attached hereto.

WORLDCOM NETWORK SERVICES, INC.           Cybertel

By:                                       By: /s/ James D. Boring
   ---------------------------               --------------------------
      (Signature)                                 (Signature)

                                              James D. Boring
------------------------------               --------------------------
     (Print Name)                                (Print Name)

                                              Senior V.P.
------------------------------               --------------------------
       (Title)                                     (Title)

                                              10/1/99
------------------------------               --------------------------
       (Date)                                      (Date)

                     MCI WORLDCOM NETWORK SERVICES, INC.

                               AMENDMENT NO. 1

     This Amendment No. 1 is made this 10th day of November , 1999, by and between Cybertel Communications, Inc. ("Customer") and MCI WORLDCOM Network Services, Inc. (successor-in-interest to WorldCom Network Services, Inc.) ("MCI WorldCom"), to those certain Program Enrollment Terms (the "PET"), to the applicable Attachment(s) (the "Attachment(s)"), and to that certain Switched Services Telecommunications Services Agreement and more particularly described as TSA#CCC-991006 (the "TSA"), made by and between Customer and MCI WorldCom dated October 10 1999. In the event of any conflict between the terms of the TSA, the Attachment(s), or the PET and the terms of this Amendment No. 1, the terms of this Amendment No. 1 shall control. The TSA along with the PET, the Attachment(s) attached to the TSA, and this Amendment No. 1 shall collectively be referred to as the "Agreement".

     The parties agree for good and valuable consideration, intending legally to be bound, as follows:

A. SERVICE TERM. The parties agree to substitute Section 1 of the PET to read in its entirety as follows:

     1. SERVICE TERM: This Agreement shall commence as of October 6, 1999 (the "Effective Date"), and shall continue through and include August 1, 2003 (the "Service Term"). Upon expiration of the Service Term, the Switched Services in question will continue to be provided pursuant to the same terms and conditions as are then in effect (including without limitation, the applicable rates, discounts and commitments, if any), subject to termination by either party upon thirty (30)days prior written notice to the other party.

B. CUSTOMER'S MINIMUM REVENUE COMMITMENT. Commencing with the August, 2000 billing period (i.e., September, 2000 invoice) and continuing through the end of the Service Term (including any extensions thereto) (the "Commitment Period"), Customer agrees to maintain, on a take-or-pay basis, Monthly Revenue (as defined in Section 2 of the PET) of at least $1 ,000,000 ("Customer's Minimum Revenue Commitment").

C. DEFICIENCY CHARGE: In the event Customer does not maintain Customer's Minimum Revenue Commitment in any month during the Commitment Period (regardless of whether Customer has commenced using any or all of the Switched Services described herein), then for those month(s) only, Customer will pay MCI WorldCom, in addition to charges due for Switched Services provided to Customer, the difference between Customer's Minimum Revenue Commitment and Customer's actual Monthly Revenue (as described in
     Section 2 of the PET) (the "Deficiency Charge"). The Deficiency Charge will be due at the same time payment is due for Switched

     Services provided to Customer for the billing period in which the Deficiency Charge arises, or immediately in an amount equal to Customer's Minimum Revenue Commitment for the unexpired portion of the Service Term, if MCI WorldCom terminates this Agreement based on Customer's default or if Customer terminates this Agreement pursuant to Section 2(A) of the TSA. It is agreed that MCI WorldCom's damages in the event Customer fails to maintain Customer's Minimum Revenue Commitment shall be difficult or impossible to ascertain. The provision for a Deficiency Charge in this Paragraph C is intended, therefore, to establish liquidated damages in the event Customer fails to maintain Customer's Minimum Revenue Commitment and is not intended as a penalty.


D.  SPECIAL RATES:

     (A) Notwithstanding anything to the contrary contained in the applicable Attachments attached to the TSA, commencing as of November 1, 1999 and continuing through the end of the Service Term, with respect to CLASSIC 2000 SWITCHLESS TOLL FREE Service and CLASSIC 2000 SWITCHLESS 1+ Service, Customer will receive the special rates (the "Special Rates") shown in Subparts (i) and (ii) below. The Special Rates contained in Subpart (ii) below will not be subject to the applicable discount percentage set forth in the applicable Attachment(s) and Paragraph E below. All other rates will be as set forth in the applicable Attachments.

     (i) CLASSIC 2000 SWITCHLESS TOLL FREE Service and CLASSIC 2000 SWITCHLESS 1+ Service - Customer's Interstate rate per minute for calls within the 48 contiguous United States will be $0006250

     (ii) CLASSIC 2000 SWITCHLESS TOLL FREE Service and CLASSIC 2000 SWITCHLESS 1+ Service - Customer's Intrastate rate per minute for calls within the following states will be the respective rates set forth below.

          STATE           RATE

          Texas           $0.1085
          California      $0.0390

     (B) Notwithstanding anything to the contrary contained in the TSA, MCI WorldCom reserves the right to modify the Special Rates described in Subsection (A) above (which charge modifications shall not exceed then-current generally available MCI WorldCom charges for comparable services), upon not less than fifteen (15) calendar days' prior notice to Customer (facsimile being acceptable), which notice will state the effective date for the charge modification.

E. SPECIAL DISCOUNT" Notwithstanding anything to the contrary contained in the Attachment for CLASSIC 2000 CARRIER TERMINATION Service, the Attachment for CLASSIC 2000 SWITCHLESS/END USER DEDICATED Services, and the Attachment for CLASSIC 2000 CARRIER ORIGINATION Service attached to the TSA, commencing as of November 1, 1999 and continuing through the end of the Service Term (including) any applicable extensions hereto), Customers discount percentage for CLASSIC 2000 CARRIER TERMINATION Service, CLASSIC 2000 SWITCHLESS/END USER DEDICATED Services, and CLASSIC 2000 CARRIER ORIGINATION Service (the "Special Discount") will be ten percent (10%).

F. OTHER TERMS AND CONDITIONS. Except as specifically amended or modified herein, the terms and conditions of the Agreement will remain in full force and effect throughout the Service Term and any extensions thereof.

     IN WITNESS WHEREOF, the parties have entered into this Amendement No. 1 on the date first written above.


MCI WORLDCOM NETWORK                   CYBERTEL COMMUNICATIONS, INC.

By:/s/ Karen Walters for Dennis Delaney  By:/s/ James D. Boring
   -------------------------                --------------------------
     (Signature)                              (Signature)

Karen Walters                            James D. Boring
----------------------------             -----------------------------
     (Print Name)                             (Print Name)

Wholesale Account Manager                Senior Vice President
----------------------------             -----------------------------
        (Title)                                 (Title)

 11-29-99                                11/10/99
----------------------------            -----------------------------
        (Date)                                  (Date)